Exhibit 99.1

Oxbridge Launches Offering of Tokenized Reinsurance Security: DeltaCat Re

GRAND CAYMAN, Cayman Islands — (Mar. 27, 2023) — Oxbridge Re Holdings Limited (Nasdaq: OXBR), a provider of reinsurance solutions to property and casualty insurers in the Gulf Coast region of the United States, announced the launch of its offering of a tokenized reinsurance security, DeltaCat Re, by its new wholly-owned subsidiary SurancePlus Inc. (“SurancePlus”).

The DeltaCat Re token will indirectly represent fractionalized interests in reinsurance contracts, with each token representing one preferred share of SurancePlus. These reinsurance contracts will be underwritten by Oxbridge Re’s reinsurance subsidiary, Oxbridge Re NS Limited, and the proceeds from the sale of the tokens and underlying preferred shares will be used to purchase one or more participating notes of Oxbridge Re NS, with such notes representing an interest in collateralized reinsurance contracts underwritten by Oxbridge Re NS.

The DeltaCat Re Tokens are being offered to accredited investors in the United States (“US”) by SurancePlus under Rule 506(c) of SEC Regulation D and to non-US investors pursuant to Regulation S of the US Securities Act 1933, as amended. Token holders will receive the right to a return on the investment from the performance of the underlying reinsurance contracts of Oxbridge Re NS. Assuming no casualty losses to properties reinsured by Oxbridge Re’s reinsurance subsidiaries, DeltaCat Re token investors are expected to receive a return on the original purchase price of the tokens of up to 196% after 3 years. Investor capital will be co-invested alongside ceding insurers’ premiums to fully collateralize underwritten reinsurance contracts.

SurancePlus has engaged Ogier BVI as its BVI counsel and Bull Blockchain Law LLP, as its United States Securities and Exchange Commission (SEC) counsel. Both firms were selected because each holds digital securities and tokenization expertise.

Details of the offering may be found at www.SurancePlus.com/invest.

“Tokenization of interests in reinsurance contracts is a digital representation of a real-world tradable asset, and we believe that our SurancePlus subsidiary is well-positioned to offer this unique opportunity to investors”, commented Oxbridge Re Holdings President and Chief Executive Officer Jay Madhu. “Democratizing reinsurance through tokenization allows investors to participate directly in the reinsurance business, which traditionally has extremely high barriers to entry. We believe that SurancePlus’ DeltaCat Re tokens will accomplish such democratization and are offering the majority of the financial benefits to investors whilst providing them with potential liquidity. We also believe that SurancePlus’ capital raise will help create shareholder value for Oxbridge Re by contributing to the ability to underwrite higher value reinsurance contracts.”

Disclaimer: This press release does not constitute an offer to sell nor a solicitation of an offer to buy the DeltaCat Re tokens or the Series DeltaCat Re Preferred Shares underlying the tokens (the “Securities”). The Securities are not required to be, and have not been, registered under the United States Securities Act of 1933, as amended, in reliance on the exemptions provided by Regulation S and Regulation D (SEC Rule 506(c)) thereunder. Offers and sales of the Securities are made only by, and pursuant to, the terms set forth in the Confidential Private Placement Memorandum relating to the Securities. The offering of the Securities is not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction.

About Oxbridge Re Holdings Limited

Oxbridge Re Holdings Limited (www.oxbridgere.com) is a Cayman Islands exempted company that was organized in April 2013 to provide reinsurance business solutions primarily to property and casualty insurers in the Gulf Coast region of the United States. Through Oxbridge Re’s licensed reinsurance subsidiaries, Oxbridge Reinsurance Limited and Oxbridge RE NS, it writes fully collateralized policies to cover property losses from specified catastrophes. Oxbridge Re specializes in underwriting medium frequency, high severity risks, where it believes sufficient data exists to analyze effectively the risk/return profile of reinsurance contracts, and it makes investments that can contribute to the growth of capital and surplus in its licensed reinsurance subsidiaries over time. The company’s ordinary shares and warrants trade on the NASDAQ Capital Market under the symbols “OXBR” and “OXBRW,” respectively.

About SurancePlus Inc.

SurancePlus Inc. (www.SurancePlus.com) is an indirect wholly-owned subsidiary of Oxbridge Re Holdings Limited, incorporated in the British Virgin Islands. SurancePlus was organized to serve as a special-purpose vehicle to make tokenized side-car investments in reinsurance contracts entered into by Oxbridge Re’s licensed reinsurance subsidiaries.

Company Contact:

Oxbridge Re Holdings Limited

Jay Madhu, CEO

+1 345-749-7570

jmadhu@oxbridgere.com

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by Oxbridge Re Holdings Limited (the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “profitable,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results. The forward-looking statements are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on these forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the token offering by SurancePlus; the prospects of our new subsidiary SurancePlus; and the other important factors discussed under the caption “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission on March 30, 2022, as may be updated from time to time in subsequent filings. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.